Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Fundamental Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees To Be Paid	Equity	Common Stock, par value $0.001 per share, issued or issuable upon exercise of Pre-Funded Warrants	Rule 457(c)	40,000,000	(2)	$12.7325	$509,300,000	0.00015310	$77,973.83
	Total Offering Amounts						$509,300,000		$77,973.83
	Total Fees Previously Paid								-
	Total Fee Offset								-
	Net Fee Due								$77,973.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of the registrant’s common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.